EXHIBIT 5


                 [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]

                                 August 14, 1998

HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama  35243

Attention:  Legal Department


         RE:      REGISTRATION STATEMENT ON FORM S-4


Gentlemen:

     We have served as counsel to HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer") which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333- ) filed under the Securities Act of 1933, as amended with the Securities and Exchange Commission on August 14, 1998 (the "Registration Statement"), to exchange its 6.875% Senior Notes due 2005 (the "New Notes due 2005") and its 7.0% Senior Notes due 2008 (the "New Notes due 2008", and together with the New Notes due 2005, the "New Notes"), for an equal principal amount of the Company's outstanding 6.875% Senior Notes due 2005 (the "Old Notes due 2005") and 7.0% Senior Notes due 2008 (the "Old Notes due 2008", and together with the Old Notes due 2005, the "Old Notes"). This opinion is furnished to you pursuant to the requirements of Form S-4.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the formation of the Company and the authorization and issuance of the New Notes as we have deemed necessary and appropriate.


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HEALTHSOUTH Corporation
August 14, 1998
Page 2

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1. The New Notes have been duly authorized; and

     2. Upon issuance, exchange and delivery of the New Notes as contemplated in the Registration Statement, the New Notes will be legally issued, fully paid and nonassessable and will constitute the valid and binding obligations of the Issuer.

     We do hereby consent to the reference to our Firm in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                     Very truly yours,

                                     Haskell Slaughter & Young, L.L.C.

                                     By /s/ F. Hampton McFadden, Jr.
                                        -----------------------------
                                           F. Hampton McFadden, Jr.